Exhibit 10.22
PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is dated as of June 20, 2008, among SPORT CHALET, INC., a Delaware corporation (“Pledgor”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (“Agent”) in connection with the Loan Agreement described below.

R E C I T A L S:

WHEREAS, Pledgor is indebted to Agent and Secured Parties pursuant to that certain Amended and Restated Loan and Security Agreement dated as of even date herewith (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the parties wish to provide for the terms and conditions upon which the Obligations shall be secured by the Pledged Collateral (as defined below); and

WHEREAS, this Agreement is made to secure the Obligations and in consideration of advances, credit or other financial accommodations now or hereafter being afforded to Borrower by Agent and Secured Parties;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. Initially capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement. As used herein, the following terms have the meanings set forth below:

Pledged Collateral: collectively, (a) all the shares of capital stock and all of the membership or other equity interests in each Subsidiary of Pledgor, each owned beneficially and of record by Pledgor, including the shares and membership interests listed on Schedule I attached hereto and made a part hereof, and all cash, dividends, distributions, other securities, instruments, rights, and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including dividends, distributions, warrants, profits, rights to subscribe, rights to return of its contribution, conversion rights, liquidating dividends, and other rights (subject to Section 6.1 below); (b) all other property hereafter delivered to Agent (or any agent or bailee holding on behalf of Agent) by Pledgor in substitution for or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends and other rights; and (c) all proceeds of all of the foregoing.

Secured Obligations: all “Obligations” (as defined in the Loan Agreement).

1.2. Certain Matters of Construction. The terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,”, “through” means “through and including,” and “to” and “until” each mean “to but excluding,”. The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation hereof. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted hereby); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; or (f) unless otherwise specified herein, discretion of Agent means the sole and absolute discretion of Agent. Pledgor shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any other Secured Party hereunder. No provision hereof shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.

SECTION 2. PLEDGED COLLATERAL

2.1 Pledge of Collateral. Pledgor hereby pledges and assigns to Agent and grants to Agent a security interest in all of the Pledged Collateral, whether now owned or hereafter acquired, to secure prompt payment and full performance of the Secured Obligations.

2.2 Delivery of Certificates. All certificates or instruments representing or evidencing the Pledged Collateral must be delivered to and held by or on behalf of Agent pursuant to this Agreement and must be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent. Agent has the right, at any time after an Event of Default (as defined herein) has occurred and is continuing, in its reasonable discretion and without notice to Pledgor, to transfer to or to register any or all of the Pledged Collateral in the name of Agent or any of its nominees. In addition, Agent has the right at any time to exchange certificates or instruments representing or evidencing any or all of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

2.3. Certain Certificated and Non-Certificated Securities. Each interest in any limited liability company or partnership controlled by Pledgor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Division 8 of the California Uniform Commercial Code (“Article 8”), shall be covered by Article 8 and shall at all times hereafter be represented by a certificate. Pledgor further acknowledges and agrees that (a) each interest in any limited liability company or partnership controlled by Pledgor, pledged hereunder and not represented by a certificate, shall not be for purposes of this Agreement and the other Loan Documents a “security” within the meaning of Article 8 and shall not be governed by Article 8, and (b) Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 or issue any certificate representing such interest, in each case unless Pledgor provides prior written notification to the Agent of such election and promptly delivers any such certificate to Agent pursuant to the terms hereof.

2.4. Dividends and Replacement Stock. Except as provided in Section 6.1 below, in the event that Pledgor receives any cash, dividends, other securities, instruments, rights or other property at any time and from time to time received or receivable in respect of any of the Pledged Collateral, or in exchange for all or any part thereof, including dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends, and other rights, Pledgor acknowledges that the same will be received IN TRUST for Agent and will immediately deliver the same to Agent in original form of receipt, together with any stock or bond powers, assignments, endorsements, or other documents or instruments as Agent may request to establish, protect, or perfect Agent’s interest in respect of such Pledged Collateral.

SECTION 3. REPRESENTATIONS AND WARRANTIES

3.1. General Representations and Warranties. To induce Agent to enter into the Loan Agreement and the other Loan Documents, Pledgor represents and warrants that:

3.1.1 Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on the schedules to the Loan Agreement, Pledgor has not been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of Pledgor are shown on the schedules to the Loan Agreement. During the five years preceding the Closing Date, Pledgor has not had any other office or place of business except as shown in the schedules to the Loan Agreement.

3.1.2 Ownership of Pledged Collateral. Pledgor is the sole legal, beneficial, and, if applicable, record owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, will be the sole such owner thereof), having good and marketable title thereto, free of all liens, security interests, encumbrances, or claims of any kind other than those in favor of Agent under this Agreement.

3.1.3 Securities Act. All shares of stock constituting Pledged Collateral: (a) have been duly and validly issued in compliance with (or pursuant to a valid exception from) all Applicable Laws (including the Securities Act of 1933, as amended (the “Securities Act”)); (b) are fully paid, nonassessable, and free of preemptive rights; (c) are not subject to any restrictions upon the voting rights or upon the transfer thereof other than pursuant to the Securities Act and any applicable “blue sky” laws; (d) constitute all securities of Pledgor’s Subsidiaries owned beneficially and of record by Pledgor; and (e) constitute 100% of the issued and outstanding shares of each class of voting and non-voting stock or membership or other equity interests of Pledgor’s Subsidiaries owned by Pledgor.

3.1.4. Representations and Warranties in Loan Agreement Incorporated. Without limiting any of the foregoing representations and warranties, Pledgor represents and warrants that each of the representations and warranties set forth in the Loan Agreement to the extent applicable to Pledgor are true, correct and complete as written.

3.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact regarding Pledgor or its properties, nor fails to disclose any material fact regarding Pledgor or its properties necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that Pledgor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 4. COVENANTS

4.1. Covenants of Pledgor. Until the Full Payment of all Secured Obligations, Pledgor shall:

4.1.1 Protect Pledged Collateral. Preserve and protect the Pledged Collateral.

4.1.2 No Liens. Not create, incur, assume, or permit to exist any liens, encumbrances, security interests, levies, assessments, or charges on or in any of the Pledged Collateral, except those approved in writing by Agent.

4.1.3 No Sales. Not sell, encumber, or otherwise dispose of or transfer any Pledged Collateral, or any right or interest therein and will: (a) not issue any other stock or membership or other equity interests in addition to or in substitution for the Pledged Collateral, except to Pledgor; and (b) pledge hereunder, immediately upon Pledgor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or membership or other equity interests of any of Pledgor’s Subsidiaries.

4.1.4 Defend Title. Appear in and defend, at Pledgor’s own expense, any action or proceeding that may affect Pledgor’s title to or Agent’s interest in the Pledged Collateral.

4.1.5 Taxes on Pledged Collateral. Promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed on the Pledgor or any of the Pledged Collateral before the same become delinquent.

4.1.6 Further Assurances. Procure or execute and deliver, from time to time, in form and substance satisfactory to Agent, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates, or other writings deemed necessary or appropriate by Agent to perfect, maintain, or protect Agent’s security interest in the Pledged Collateral and the priority thereof, and take such other action and deliver such other documents, instruments, and agreements pertaining to the Pledged Collateral as Agent may reasonably request to effectuate the intent of this Agreement.

4.1.7 Advances. If Agent gives value to enable Pledgor to acquire rights in or use of any Pledged Collateral, use such value only for such purpose.

4.1.8 Records and Other Information. Keep accurate and complete records of the Pledged Collateral and provide Agent with access thereto with the right to make extracts therefrom and provide Agent with such other information pertaining to the Pledged Collateral as Agent may reasonably request from time to time.

SECTION 5.AUTHORIZED ACTION BY AGENT

5.1 Attorney-in-Fact. Pledgor hereby irrevocably appoints Agent as its attorney-in-fact to do (but Agent shall not be obligated to and shall not incur any liability to Pledgor or any third party for failure to do) any act that Pledgor is obligated by this Agreement to do, and (subject to Section 6.1 below) to exercise such rights and powers as Pledgor might exercise with respect to the Pledged Collateral, including the right to:

(a) Collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of the Pledged Collateral, including dividends, distributions, profits and interest payments;

(b) Enter into any extension, reorganization, deposit, merger, or consolidation agreement or other agreement pertaining to any of the Pledged Collateral, and in connection therewith, to: (i) deposit or surrender control of the Pledged Collateral thereunder; (ii) accept other property in exchange therefor; and (iii) do and perform such acts and things as Agent may deem proper; and any money or property secured in exchange therefor will be applied to the Secured Obligations or held by Agent pursuant to the provisions of this Agreement;

(c) Protect and preserve the Pledged Collateral;

(d) If any Event of Default has occurred and is continuing, transfer the Pledged Collateral to its own or its nominee’s name; and

(e) If any Event of Default has occurred and is continuing, make any compromise, settlement, or adjustment, and take any action Agent deems advisable, with respect to the Pledged Collateral.

5.2. Reimbursement. Pledgor agrees to reimburse Agent upon demand for any costs and reasonable expenses, including attorneys’ fees, that Agent may incur while acting as Pledgor’s attorney-in-fact under this Agreement, all of which costs and expenses are included in the Secured Obligations and are payable upon demand. It is further agreed and understood between the parties hereto that such care as Agent gives to the safekeeping of its own property of like kind constitutes reasonable care of the Pledged Collateral when in Agent’s possession; provided, however, that Agent will not be required to make any presentment, demand, or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Secured Obligations or with respect to the Pledged Collateral.

5.3. Irrevocable Interests. All the foregoing powers authorized in this Section 5, being coupled with an interest, are irrevocable so long as any of the Secured Obligations are outstanding.

SECTION 6. TRANSFER, VOTING, DIVIDENDS, ETC.

6.1. Prior to Event of Default. Notwithstanding any other provision of this Agreement, so long as no Event of Default has occurred and is continuing:

(a) Pledgor is entitled to exercise all voting powers pertaining to all shares of stock or membership or other equity interests constituting Pledged Collateral for all purposes not inconsistent with the terms of this Agreement;

(b) Pledgor is entitled to receive and retain all dividends or distributions (other than shares of stock or membership or other equity interests or liquidating dividends or distributions) and all interest payments payable in respect of the Pledged Collateral; provided, that such dividends, distributions, or interest payments are permitted by the terms of the Loan Agreement and the other Loan Documents; and provided, further, however, that all shares of stock or property representing shares of stock or liquidating dividends or a distribution or return of capital upon or in respect of the shares of stock constituting Pledged Collateral or resulting from a split-up, revision, or reclassification of such Pledged Collateral or received in exchange therefor, as a result of a merger, consolidation, or otherwise, must be paid or transferred directly to Agent immediately upon receipt thereof by Pledgor and be retained by Agent as Pledged Collateral hereunder (or applied to the Secured Obligations in accordance with the terms of the Loan Agreement); and

(c) In order to permit Pledgor to exercise such voting powers and to receive such dividends, Agent will, if necessary and upon the written request of Pledgor, from time to time, execute and deliver to Pledgor appropriate proxies.

6.2. During Event of Default. If any Event of Default has occurred and while the same is continuing:

(a) Agent or its nominee or nominees, may, if Agent so elects by written notice to Pledgor, have the sole and exclusive right to exercise all voting powers pertaining to the shares of stock or membership or other equity interests constituting Pledged Collateral, and may exercise such powers in such manner as Agent may elect, and Pledgor hereby grants Agent an irrevocable proxy, coupled with an interest, to vote such shares of stock or membership or other equity interests; provided, however, that such proxy will terminate upon termination of Agent’s security interest in the Pledged Collateral; and

(b) All dividends and other distributions and profits made upon or in respect of the Pledged Collateral and all interest payments must be paid directly to and be retained by Agent as Pledged Collateral hereunder (or applied to the Secured Obligations, consistent with the terms of the Loan Agreement).

SECTION 7. DEFAULT AND REMEDIES

7.1. Events of Default. Any “Event of Default” as defined in the Loan Agreement shall be an “Event of Default” hereunder.

7.2. Remedies upon Default. If an Event of Default described in Section 11.1(j) of the Loan Agreement occurs with respect to Pledgor, then to the extent permitted by Applicable Law, all Secured Obligations shall become automatically due and payable by Pledgor, without any action by Agent or notice of any kind. In addition, or if any other Event of Default has occurred and is continuing, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Secured Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, including notice of intent to accelerate and notice of acceleration, all of which are hereby waived by Pledgor to the fullest extent permitted by law;

(b) settle, compromise, or release, on terms acceptable to Agent, in whole or in part, any amounts owing on the Pledged Collateral, and to extend the time of payment, in Agent’s name or in the name of Pledgor, in respect thereof;

(c) apply to the payment of the Secured Obligations, or collect the Pledged Collateral, notwithstanding any forfeiture of interest or loss of other rights of Pledgor against any obligor on the Pledged Collateral resulting from such action;

(d) sell or otherwise dispose of the Pledged Collateral in accordance with Applicable Law, or any part thereof, either at public or private sale, on any broker’s board or securities exchange, in lots or in bulk, for cash, on credit, or otherwise, with or without representations or warranties, and upon such terms as are acceptable to Agent; and

(e) exercise any other default rights or remedies afforded under the Loan Agreement, any other Loan Document, or any other agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.

7.3. Application of Proceeds. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Pledged Collateral will be applied first, to the expenses (including all attorneys’ fees) of holding, storing, preparing for sale, selling, collecting, liquidating, and the like, including any brokerage commissions and stamp or transfer taxes, and then to the satisfaction of all Secured Obligations, application as to any particular obligation or indebtedness or against principal or interest to be in Agent’s absolute discretion.

7.4. Securities Act. If by reason of any prohibition contained in the Securities Act, as now or hereafter in effect, or in applicable California or other state securities laws, as now or hereafter in effect, or in any rules or regulations pertaining to any of the foregoing laws, Agent believes in its sole judgment that it is compelled to resort to one or more private sales of shares of stock constituting Pledged Collateral to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, Pledgor acknowledges and agrees that private sales of such Pledged Collateral may be held notwithstanding that such sales may be at prices and on other terms less favorable to Pledgor than if such Pledged Collateral were sold at public sale. The Pledgor further agrees that Agent has no obligation to delay the sale of any such Pledged Collateral for the period of time necessary to permit registration of the Pledged Collateral, even if the issuer thereof would, or should, agree to register such Pledged Collateral for public sale under applicable securities laws. The Pledgor specifically agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner.

7.5. Duty of Agent. Agent is not under any duty or obligation whatsoever to collect any dividends, interest, profits, or other payments due or accruing in respect of the Pledged Collateral or to take any action to preserve rights in connection with any Pledged Collateral, including making or giving any presentment, demands for performance, notices of non-performance, protests, notices of protest, or notices of dishonor in connection with any Pledged Collateral.

7.6. Return; Acquittance. Agent may deliver any Pledged Collateral to Pledgor at any time and the receipt thereof by Pledgor will be a complete and full acquittance in respect of the Pledged Collateral so delivered, and Agent will thereafter be discharged from any liability or responsibility therefor.

7.7. Remedies Cumulative; No Waiver.

7.7.1 Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Pledgor and each other Obligated Party contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

7.7.2 Waivers. The failure or delay of Agent or any Lender to require strict performance by Pledgor with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Pledged Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Secured Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Pledgor and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by Pledgor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.

SECTION 8. MISCELLANEOUS

8.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Agent and their respective successors and assigns, except that Pledgor shall not have the right to assign its rights or delegate its obligations under any Loan Documents.

8.2. Amendments. No modification of this Agreement shall be effective without the prior written agreement of Agent and Pledgor.

8.3. Indemnity. PLEDGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall Pledgor have any obligation hereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

8.4. Notices and Communications. All notices and other communications by or to a party hereto shall be in writing and shall be given to Pledgor, at Pledgor’s address shown on the signature pages to the Loan Agreement, and to Agent at its address shown on the signature pages to the Loan Agreement, or at such other address as such party may hereafter specify by notice in accordance with this Section 8.4. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Electronic and voice mail may not be used as effective notice hereunder.

8.5. Performance of Secured Obligations. Agent may, in its discretion at any time and from time to time, at Pledgor’s expense, pay any amount or do any act required of Pledgor hereunder or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Secured Obligations; (b) protect, insure, maintain or realize upon any Pledged Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Pledged Collateral, including any payment of a judgment, insurance premium, any discharge of a Lien or any other claim. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 8.5 shall be reimbursed to Agent by Pledgor, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section 8.5 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

8.6. Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions hereof shall remain in full force and effect.

8.7. Cumulative Effect; Conflict of Terms. The provisions of this Agreement and the other the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

8.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

8.11. Consent to Forum; Arbitration.

8.11.1 Forum. PLEDGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. PLEDGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.4. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against Pledgor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

8.11.2 Arbitration. Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Secured Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code). Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section 8.11.2. In the event of any inconsistency, the terms of this Section 8.11.2 shall control. If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section 8.11.2, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration. The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California. The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter. The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award. The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this Section 8.11.2 or whether a controversy or claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award legal fees to the extent provided by this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence. At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced. None of the foregoing provisions of this Section 8.11.2 shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Pledged Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

8.12. Waivers by Pledgor. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, SECURED OBLIGATIONS OR PLEDGED COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH PLEDGOR MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY PLEDGED COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, SECURED OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Pledgor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into the Loan Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Pledgor. Pledgor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.13. Advice of Counsel. Pledgor acknowledges that it has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Pledge Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

PLEDGOR:

SPORT CHALET, INC.,
a Delaware corporation

By:	/s/ Howard Kaminsky
Name:	Howard Kaminsky
Title:	Executive Vice President and CFO

Signature Page

AGENT:

BANK OF AMERICA, N.A, as agent

By:	/s/ Stephen King
Name:	Stephen J. King
Title:	Vice President

Signature Page

SCHEDULE I

Class of Stock	No./ Percentage of Shares/ Membership Interests

1. Sport Chalet Team Sales, Inc.	100 shares (100%) of common stock.

2. Sport Chalet Value Services, LLC	100% of membership interests

I-1-

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

Pursuant to that certain Pledge Agreement dated as of June __, 2008, the undersigned hereby assigns and transfers unto ____________________________________, ________________ shares of common stock of SPORT CHALET TEAM SALES, INC., a corporation organized under the laws of the State of California, standing in the name of the undersigned on the books of said corporation, represented by Certificate(s) No. ____________, and does hereby irrevocably constitute and appoint ____________________________________as attorney to transfer said shares of said common stock on the books of said corporation, with full powers of substitution in the premises.

Dated: __________________

SPORT CHALET, INC.,
a Delaware corporation

By:
Name:	Howard Kaminsky
Title:	Executive Vice President and CFO